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                                                                    Exhibit 4.10

                             FOURTH AMENDMENT TO THE
                           COOPER CAMERON CORPORATION
                           COMPENSATION DEFERRAL PLAN

     WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the COOPER CAMERON COMPENSATION DEFERRAL PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows; effective as of January 1, 1999:

     1. Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

          "3.2 Crediting of Interest Equivalents. As of the last day of each calendar year, Deferred Compensation credited to a Participant's Plan Account shall be credited with interest equivalents, as additional Deferred Compensation, in an amount equal to simple interest, at a rate of interest equal to the average of the Chase Manhattan Bank Average Quarterly Prime Rates for such calendar year. Such interest equivalents shall be credited
     (i) on the amount of Deferred Compensation (including any interest equivalents previously credited pursuant to this Section 3.2) credited as of the last day of the calendar year preceding such calendar year, (ii) on 50% of the Deferred Compensation credited during such calendar year pursuant to Section 2.3(a), multiplied by a fraction, the numerator of which is the number of days between the date the Participant first elects to make a deferral pursuant to Section 2.3(a) in such calendar year and the end of such calendar year and the denominator of which is 365, and (iii) on the Deferred Compensation credited during such calendar year pursuant to Sections 2.3(b) and 2.3(c) multiplied by a fraction, the numerator of which is the number of days between the date(s) such Deferred Compensation was credited during such calendar year and the end of such calendar year and the denominator of which is 365. With respect to any payment made during a calendar year, interest equivalents shall be determined in an amount equal to simple interest, at a rate of interest equal to the Chase Manhattan Bank Average Quarterly Prime Rate for the full calendar quarter immediately preceding the date designated for such payment. With respect to a Participant receiving annual installment payments (other than the final annual installment payment) pursuant to Section 4.1, the Participant's Plan Account shall be reduced as of the last day of each calendar year by interest equivalents, at the rate provided above, on the amount of the installment payment made during such calendar year multiplied by a fraction, the numerator of which is the number of days between the date designated for such installment payment during such calendar year and the end of such calendar year and the denominator of which is 365. Notwithstanding the foregoing, in the event a lump sum payment or final annual installment payment is made within a calendar year, as of the date designated for such payment, Deferred Compensation credited to a Participant's

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     Plan Account shall be credited with interest equivalents, as additional
     Deferred Compensation, at the rate provided above. Such interest equivalents shall be credited (i) on the amount of Deferred Compensation (including any interest equivalents previously credited pursuant to this Section 3.2) credited as of the last day of the calendar year preceding such designated date for payment, multiplied by a fraction, the numerator of which is the number of days between such last day and such designated date for payment and the denominator of which is 365, (ii) on 50% of the Deferred Compensation credited pursuant to Section 2.3(a) during the calendar year in which such designated date for payment occurs, multiplied by a fraction, the numerator of which is the number of days between the date the Participant first elects to make a deferral pursuant to Section 2.3(a) in such calendar year and such designated date for payment and the denominator of which is 365, and (iii) on the Deferred Compensation credited pursuant to Sections 2.3(b) and 2.3(c) during the calendar year in which such designated date for payment occurs, multiplied by a fraction, the numerator of which is the number of days between the date(s) such Deferred Compensation was credited during such calendar year and such designated date for payment and the denominator of which is 365. Actual distribution of a payment as provided above made within an administratively practicable time following the applicable designated date for payment will not affect the determination of interest equivalents hereunder."

     2. As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED at Houston, Texas this 31st day of October, 2001.

                                            COOPER CAMERON CORPORATION


                                            By: /s/ Jane Crowder
                                                --------------------------------
                                            Name:  Jane Crowder
                                            Title: Vice President